Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-212433) on Form S-1 of Tecogen Inc. of our report, dated March 18, 2021, relating to our audit of the consolidated financial statements of Tecogen Inc. which appears in the Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2020.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 19, 2021